UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2012

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today presented a summary of current interim results from its ongoing phase 1 trial of the Company’s PSMA ADC antibody-drug conjugate for the treatment of prostate cancer.  The presentation, including data from 42 patients who have received doses ranging from 0.4 mg/kg to 2.8 mg/kg, was made at the 2012 Genitourinary Cancers Symposium, a meeting co-sponsored by the American Society of Clinical Oncology (ASCO), the American Society for Radiation Oncology (ASTRO) and the Society of Urologic Oncology (SUO) currently being held in San Francisco.

The presentation materials exhibited at the Symposium will be available for the next 30 days on the Events page of Progenics’ website, www.progenics.com.

PSMA ADC is an antibody-drug conjugate designed to selectively deliver chemotherapy to cells that express prostate-specific membrane antigen, a validated biomarker of prostate cancer. Progenics’ phase 1, dose-escalation trial is studying PSMA ADC in patients with taxane-refractory metastatic prostate cancer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PROGENICS PHARMACEUTICALS, INC.
                               By:  /s/ ROBERT A. MCKINNEY
                                  Robert A. McKinney,
                                  Chief Financial Officer,
                                  Senior Vice President, Finance & Operations

Date: February 2, 2012